      As filed with the Securities and Exchange Commission on June 30, 1997

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 ENDOCARE, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------


               DELAWARE                                        33-0618093
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)


                                  7 Studebaker
                            Irvine, California 92618
                                 (714) 595-4770
                    (Address of Principal Executive Offices)

                            ------------------------

                                 ENDOCARE, INC.
                                 1995 STOCK PLAN
                            1995 DIRECTOR OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                            ------------------------

                                  PAUL W. MIKUS
                                    President
                                 Endocare, Inc.
                                  7 Studebaker
                            Irvine, California 92618
                                 (714) 595-4770
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                              Elaine R. Levin, Esq.
                               Riordan & McKinzie
                        695 Town Center Drive, Suite 1500
                          Costa Mesa, California 92626
                                 (714) 433-2900

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         Proposed             Proposed
    Title of Each Class of           Amount               Maximum              Maximum              Amount of
       Securities to be              to be            Offering Price          Aggregate           Registration
          Registered               Registered          Per Share(1)        Offering Price              Fee
-------------------------------------------------------------------------------------------------------------------
         Common Stock                2,400,000            $3.56              $8,544,000              $2,590
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Section 6 and Rule 457, based on the average of the high and low sales prices of the Company's Common Stock, $3-5/8 and $3-1/2, respectively, on June 26, 1997 as reported on the Nasdaq SmallCap Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by Endocare, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (1) The Annual Report of the Company on Form 10-K (File No. 0-27212) for its fiscal year ended December 31, 1996, as filed with the Commission on February 21, 1997, as amended, by Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 1996, as filed with the Commission on March 4, 1997, and by Amendment No. 2 on Form 10-K/A for the fiscal year ended December 31, 1996, as filed with the Commission on May 30, 1997.

         (2) The description of the Common Stock contained in a registration statement on the Company's Form 10-SB/A Amendment No. 2, as filed with the Commission on January 5, 1996.

         (3) The definitive Proxy Statement of the Company, as filed with the Commission on March 6, 1997.

         (4) The Quarterly Report of the Company on Form 10-Q (File No. 0-27212) for the quarter ended March 31, 1997, as filed with the Commission on May 20, 1997.

         (5) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

         The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         The Company has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 4.1++   Specimen Certificate of the Company's Common Stock.

 5.1     Opinion of Riordan & McKinzie, a Professional Law Corporation.

23.1 Consent of Riordan & McKinzie, a Professional Law Corporation - included in Exhibit 5.1.

23.2     Consent of KPMG Peat Marwick LLP

23.3     Consent of Ernst & Young LLP.

24.1     Power of Attorney (included on page II-4).

--------------
++ Previously filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, were applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on June 29, 1997.


                                             ENDOCARE, INC.

                                             By: /s/ PAUL W. MIKUS
                                             --------------------------
                                             Paul W. Mikus
                                             Chief Executive Officer,
                                             President, Chief Financial
                                             Officer and Treasurer


                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul W. Mikus his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for each person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                Signature                                        Title                                Date
                ---------                                        -----                                ----

          /s/ PAUL W. MIKUS                Chief Executive Officer, President, Chief              June 29, 1997
----------------------------------------   Financial Officer, Treasurer and Director
              Paul W. Mikus                (Principal Executive Officer, Principal Financial
                                           Officer and Principal Accounting Officer)

          /s/ PETER F. BERNARDONI          Director                                               June 29, 1997
----------------------------------------
              Peter F. Bernardoni

          /s/ KEVIN MARINELLI              Director                                               June 29, 1997
----------------------------------------
              Kevin Marinelli

                                INDEX TO EXHIBITS

                                                                                 Sequentially
Exhibit                       Description                                          Numbered
-------                       -----------                                        ------------
 4.1++   Specimen Certificate of the Company's Common Stock

 5.1     Opinion of Riordan & McKinzie, a Professional Law Corporation

23.1     Consent of Riordan & McKinzie, a Professional Law Corporation
           - included in Exhibit 5.1

23.2     Consent of KPMG Peat Marwick LLP

23.3     Consent of Ernst & Young LLP

24.1     Power of Attorney (included on page II-4)

---------------
++       Previously filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.